UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2012

Computer Vision Systems Laboratories, Corp.

(Exact name of registrant as specified in its charter)

Florida	Commission	45-4561241
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 12, 2012 (the “Issuance Date”), Computer Vision Systems Laboratories, Corp., a Florida corporation (the “Company”), signed, closed, and received, as the maker, $20,000,000 in cash proceeds from Richmont Capital Partners V LP, a Texas limited partnership (“RCP V”), pursuant to a Convertible Subordinated Unsecured Promissory Note, in the original principal amount of $20,000,000 (the “Note”), issued pursuant to a Convertible Subordinated Unsecured Note Purchase Agreement between the Company and RCP V (the “Purchase Agreement”).  The Note is (i) an unsecured obligation of the Company and (ii) subordinated to any bank, financial institution, or other lender providing funded debt to the Company or any direct or indirect subsidiary of the Company, including any seller debt financing provided by the owners of any entity(ies) that may be acquired by the Company.  Principal payments of $1,333,333.34 are due and payable on each anniversary of the Issuance Date beginning on the third anniversary of the Issuance Date.  A final principal payment, equal to the then unpaid principal balance of the Note, is due and payable on the 10th anniversary of the Issuance Date.   The Note bears interest at an annual rate of 4%, which interest is payable on each anniversary of the Issuance Date; provided, however, that interest payable through the third anniversary of the Issuance Date may, at the Company’s option, be paid in kind (“PIK Interest”) and any such PIK Interest will be added to the outstanding principal amount of the Note.  Beginning 380 days from the Issuance Date, the Note may be prepaid, in whole or in part, at any time without premium or penalty.

The full amount of the Note (including any and all accrued interest thereon, whether previously converted to principal or otherwise) will be converted, on a mandatory basis (the “Conversion”), into no more than 64,000,000 shares of Common Stock, par value $.001, of the Company (“Common Stock”) on a date that is within 380 calendar days of the Issuance Date (the date of the Conversion being referred to as the “Conversion Date”), at a price of $0.33 per share of Common Stock.  The Company has agreed, within 365 days of the Issuance Date, to (i) amend the Company’s Articles of Incorporation to increase the number of unissued authorized shares of Common Stock, (ii) reincorporate in Delaware and, as part of such reincorporation, increase the number of unissued authorized shares of Common Stock, and/or (iii) cause the surrender by Rochon Capital Partners, Ltd., of issued and outstanding shares of Common Stock, in each instance necessary to allow the Company to be able to effect the Conversion.

The Note was, and the shares of Common Stock issued in connection with the Conversion will be, issued by the Company to RCP V pursuant to an exemption from registration under Section 4(2) of the Securities Act.  The Note was offered to a limited number of offerees in a transaction not involving a public offering.

John Rochon, Jr. is the 100% owner, and is in control, of Richmont Street LLC, the sole general partner of RCP V.   Michael Bishop, a director of the Company, is a limited partner of RCP V.  John Rochon, Jr. is a director of the Company and the son of John P. Rochon, the Company’s Chairman and Chief Executive Officer.

A copy of the Note and the Purchase Agreement are furnished as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.03 of this Current Report are incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Convertible Subordinated Unsecured Promissory Note, dated December 12, 2012, in the original principal amount of $20,000,000, from Computer Vision Systems Laboratories, Corp., a Florida corporation (as Maker), to Richmont Capital Partners V LP, a Texas limited partnership (as Payee)*

10.2

Convertible Subordinated Unsecured Note Purchase Agreement, dated December 12, 2012, by and between Computer Vision Systems Laboratories, Corp., a Florida corporation, and Richmont Capital Partners V LP, a Texas limited partnership*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Computer Vision Systems Laboratories, Corp.

Date: December 18, 2012	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer